                                                                   EXHIBIT 10.5




          MELITA INTERNATIONAL CORPORATION 401(K) PROFIT SHARING PLAN

                            SUMMARY PLAN DESCRIPTION

                               TABLE OF CONTENTS

                           INTRODUCTION TO YOUR PLAN

                      GENERAL INFORMATION ABOUT YOUR PLAN

1. GENERAL PLAN INFORMATION.......................................................................................3
2. EMPLOYER INFORMATION...........................................................................................3
3. PLAN ADMINISTRATOR INFORMATION.................................................................................3
4. PLAN TRUSTEE INFORMATION.......................................................................................4
5. SERVICE OF LEGAL PROCESS.......................................................................................4

                                          PARTICIPATION IN YOUR PLAN

1. ELIGIBILITY REQUIREMENTS.......................................................................................5
2. PARTICIPATION REQUIREMENTS.....................................................................................5

                                          CONTRIBUTIONS TO YOUR PLAN

1. EMPLOYER CONTRIBUTIONS TO THE PLAN.............................................................................5
2. PARTICIPANT SALARY REDUCTION ELECTION..........................................................................6
3. YOUR SHARE OF EMPLOYER CONTRIBUTIONS...........................................................................7
4. COMPENSATION...................................................................................................8
5. FORFEITURES....................................................................................................9
6. TRANSFERS FROM QUALIFIED PLANS (ROLLOVERS).....................................................................9

                                             BENEFITS UNDER YOUR PLAN

1. DISTRIBUTION OF BENEFITS UPON NORMAL RETIREMENT................................................................9
2. DISTRIBUTION OF BENEFITS UPON LATE RETIREMENT.................................................................10
3. DISTRIBUTION OF BENEFITS UPON DEATH...........................................................................10
4. DISTRIBUTION OF BENEFITS UPON DISABILITY......................................................................11
5. DISTRIBUTION OF BENEFITS UPON TERMINATION OF EMPLOYMENT.......................................................11
6. VESTING IN YOUR PLAN..........................................................................................12
7. BENEFIT PAYMENT OPTIONS.......................................................................................12
8. TREATMENT OF DISTRIBUTIONS FROM YOUR PLAN.....................................................................14
9. DOMESTIC RELATIONS ORDER......................................................................................14
10. PENSION BENEFIT GUARANTY CORPORATION.........................................................................15

                                               YEAR OF SERVICE RULES

1. YEAR OF SERVICE AND HOUR OF SERVICE...........................................................................15
2. 1-YEAR BREAK IN SERVICE.......................................................................................16

                                            YOUR PLAN'S "TOP HEAVY RULES"

1. EXPLANATION OF "TOP HEAVY RULES"..............................................................................17

                                       CLAIMS BY PARTICIPANTS AND BENEFICIARIES

1. THE CLAIMS REVIEW PROCEDURE...................................................................................18

                                            STATEMENT OF ERISA RIGHTS

1. EXPLANATION OF YOUR ERISA RIGHTS..............................................................................19

                                       AMENDMENT AND TERMINATION OF YOUR PLAN

1. AMENDMENT.....................................................................................................20
2. TERMINATION...................................................................................................20

          MELITA INTERNATIONAL CORPORATION 401(K) PROFIT SHARING PLAN

                            SUMMARY PLAN DESCRIPTION

                                       I
                           INTRODUCTION TO YOUR PLAN

         MELITA INTERNATIONAL CORPORATION has amended your 401(k) Profit Sharing Plan and Trust as of January 1, 1993. MELITA INTERNATIONAL CORPORATION continues to recognize the efforts you have made to its success. This amended 401(k) Profit Sharing Plan and Trust is for the exclusive benefit of eligible employees and their beneficiaries.

         Your Plan is a "salary reduction plan." It is also called a "401(k) plan." Under this type of plan, you may choose to reduce your compensation and have these amounts contributed to this Plan on your behalf.

         The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits.

         Between now and your retirement, your Employer intends to make contributions for you and other eligible employees. When you retire, you will be eligible to receive the value of the amounts which have accumulated in your account.

         Your Employer has the right to submit this Plan to the Internal Revenue Service for approval. The Internal Revenue Service will issue a "determination letter" to your Employer approving this Plan as a "qualified" retirement plan, if this Plan meets specific legal requirements.

         This Summary Plan Description is a brief description of your Plan and your rights, obligations, and benefits under that Plan. Some of the statements made in this Summary Plan Description are dependent upon this Plan being "qualified" under the provisions of the Internal Revenue Code. This Summary Plan Description is not meant to interpret, extend, or change the provisions of your Plan in any way. The provisions of your Plan may only be determined accurately by reading the actual Plan document, including the Adoption Agreement.

         A copy of your Plan and the Adoption Agreement are on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either your Plan, the Adoption Agreement or this Summary Plan Description, you should ask your Plan's Administrator. In the event of any discrepancy between this Summary Plan Description and the actual provisions of the Plan, the Plan will govern.

                                       II

                      GENERAL INFORMATION ABOUT YOUR PLAN

         There is certain general information which you may need to know about your Plan. This information has been summarized for you in this Section.

1.       General Plan Information

         MELITA INTERNATIONAL CORPORATION 401(K) PROFIT SHARING PLAN is the name of your Plan.

         Your Employer has assigned Plan Number 001 to your Plan.

         The amended and restated provisions of your Plan become effective on January 1, 1993.

         Your Plan's records are maintained on a twelve-month period of time. This is known as the Plan Year. The Plan Year begins on January 1st and ends on December 31st.

         Certain valuations and distributions are made on the Anniversary Date of your Plan. This date is December 31st.

         The contributions made to your Plan will be held and invested by the Trustee of your Plan.

         Your Plan and Trust will be governed by the laws of the State of Georgia.

2.       Employer Information

         Your Employer's name, address and identification number are:

         MELITA INTERNATIONAL CORPORATION
         5051 PEACHTREE CORNERS CIR.
         NORCROSS, Georgia 30092

         58-1378534

         Your Plan allows other employers to adopt its provisions. You or your beneficiaries may examine or obtain a complete list of employers, if any, who have adopted your Plan by making a written request to the Administrator.

3.       Plan Administrator Information

         The name, address and business telephone number of your Plan's Administrator are:

         MELITA INTERNATIONAL CORPORATION
         5051 PEACHTREE CORNERS CIR.
         NORCROSS, Georgia 30092

         770-446-7800

         Your Plan's Administrator keeps the records for the Plan and is responsible for the administration of the Plan. The Administrator has discretionary authority to construe the terms of the Plan and make determinations on questions which may affect your eligibility for benefits. Your Plan's Administrator will also answer any questions you may have about your Plan.

4.       Plan Trustee Information

         The names of your Plan's Trustees are:

         ALEKSANDER SZLAM
         HALINA SZLAM

         The Trustees will collectively be referred to as Trustee throughout this Summary Plan Description.

         The principal place of business of your Plan's Trustee is

         5051 PEACHTREE CORNERS CIR.
         NORCROSS, Georgia 30092

         Your Plan's Trustee has been designated to hold and invest Plan assets for the benefit of you and other Plan participants. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

5.       Service of Legal Process

         The name and address of your Plan's agent for service of legal process are:

         MELITA INTERNATIONAL CORPORATION
         5051 PEACHTREE CORNERS CIR.
         NORCROSS, Georgia 30092

         Service of legal process may also be made upon the Trustee or Administrator.

                                      III

                           PARTICIPATION IN YOUR PLAN

         Before you become a member or a "participant" in the Plan, there are certain eligibility and participation rules which you must meet. These rules are explained in this Section.

1.       Eligibility Requirements

         You will be eligible to participate in the Plan if you have completed one (1) Year of Service.

         You should review the Article in this Summary entitled "YEAR OF SERVICE RULES" for a further explanation of these eligibility requirements.

2.       Participation Requirements

         Once you have satisfied your Plan's eligibility requirements, your next step will be to actually become a member or a "participant" in the Plan. You will become a participant on a specified day of the Plan Year. This day is called the Effective Date of Participation.

         You will become a participant on the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date you satisfy your Plan's eligibility requirements.

                                       IV

                           CONTRIBUTIONS TO YOUR PLAN

1.       Employer Contributions to the Plan

         Each year, your Employer will contribute to your Plan the following amounts:

                  (a) The total amount of the salary reduction you elected to defer. (See the Section in this Article entitled "Participant Salary Reduction Election.")

                  (b) A discretionary matching contribution equal to a percentage of the amount of the salary reduction you elected to defer, which percentage will be determined each year by the Employer.

                  For a participant to qualify for a matching contribution, the following conditions apply:

                  - If you are actively employed on the last day of the Plan Year, you will share if you completed a Year of Service.

                  - If you terminate employment (not actively employed on the last day of the Plan Year), you will not receive a matching contribution regardless of the number of Hours of Service credited for the Plan Year.

                  - You will share in the matching contribution for the year regardless of the number of Hours of Service credited in the year of your death, disability or retirement.

         These rules may have been different for Plan Years beginning prior to the date your Employer actually adopted this amendment. You should refer to any prior Summary Plan Description or your Administrator if you have any questions.

         (c)      A discretionary amount determined each year by your Employer.

                  For a participant to qualify for the discretionary contribution, the following conditions apply:

                  - If you are actively employed on the last day of the Plan Year, you will share if you completed a Year of Service.

                  - If you terminate employment (not actively employed on the last day of the Plan Year), you will not share regardless of the number of Hours of Service credited for the Plan Year.

                  - You will share for the year regardless of the number of Hours of Service credited in the year of your death, disability or retirement.

                  These rules may have been different for Plan Years beginning prior to the date your Employer actually adopted this amendment. You should refer to any prior Summary Plan Description or your Administrator if you have any questions.

2.       Participant Salary Reduction Election

         As a participant, you may elect to defer up to 15% of your compensation each year instead of receiving that amount in cash. However, your total deferrals in any taxable year may not exceed a dollar limit which is set by law. The limit for 1995 is $9,240. This limit will be increased in future years for cost of living changes.

         You may elect to defer your salary as of January 1 & July 1. Such election will become effective as soon as administratively feasible. Your election will remain in effect until you modify or terminate it. You may modify your election as of January 1 & July 1 of any year. The modification will become effective as soon as administratively feasible.

         The amount you elect to defer, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. This money will, however, be subject to Social Security taxes at all times.

         You should also be aware that the annual dollar limit is an aggregate limit which applies to all deferrals you may make under this plan or other cash or deferred arrangements (including tax-sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans in which you may be participating). Generally, if your total deferrals under all cash or deferred arrangements for a calendar year exceed the annual dollar limit, the excess must be included in your income for the year. For this reason, it is desirable to request in writing that these excess deferrals be returned to you. If you fail to request such a return, you may be taxed a second time when the excess deferral is ultimately distributed from the Plan.

         You must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you should communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. The Administrator may then return the excess deferral and any earnings to you by April 15th.

         In the event you receive a hardship distribution from your deferrals to any other plan maintained by your Employer, you will not be allowed to make additional salary reductions for a period of twelve (12) months after you receive the distribution. Furthermore, the dollar limitation set by law with respect to your taxable year following the year in which you received the distribution, will be reduced by your salary reductions, if any, for the taxable year of the distribution.

         You will always be 100% vested in the amount you deferred. This means that you will always be entitled to all of the deferred amount. This money will, however, be affected by any investment gains or losses. If the Trustee invested this money and there was a gain, the balance in your account would increase. Of course, if there was a loss, the balance in your account would decrease.

         Distributions from your deferred account are not permitted before age 59 1/2 EXCEPT in the event of:

                  (a)      death;

                  (b)      disability; or

                  (c)      termination of employment.

         In addition, if you are a highly compensated employee (generally owners, officers or individuals receiving wages in excess of certain amounts established by law), a distribution from your deferred account of certain excess contributions may be required to comply with the law. The Administrator will notify you when a distribution is required.

3.       Your Share of Employer Contributions

         Your Employer will allocate the amount you elect to defer to an account maintained on your behalf.

         If you are eligible, your Employer will also allocate the matching contribution made to the Plan on your behalf. (See the Section in this Article entitled "Employer Contributions to the Plan.")

         Your Employer's discretionary contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year. Your share of the contribution will depend upon how much compensation you received during the year and the compensation received by other eligible participants.

                  Your share of your Employer's discretionary contribution is determined by the following fraction:

                                                            Your Compensation
                                                    --------------------------------
                 Employer's                      Total Compensation of All Participants
         Discretionary Contribution       x                 Eligible to Share

         For example:

         Suppose the Employer's discretionary contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

                          $20,000 x $25,000 or $2,000
                                    --------
                                    $250,000

         In addition to the Employer's contributions made to your account, your account will be credited annually with a share of the investment earnings or losses of the trust fund.

         You should also be aware that the law imposes certain limits on how much money may be allocated to your account for a year. These limits are extremely complex, but generally no more than the lesser of $30,000 or 25% of your compensation may be allocated to you (excluding earnings) in any year. The Administrator will inform you if these limits have affected you.

4.       Compensation

         For the purposes of your Plan, compensation has a special meaning. Compensation is defined as your total salary, wages and other amounts which are includable in your income for purposes of income taxes that is paid during the Plan Year. However, the following will be excluded:

         -- commissions

         -- reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits.

         In addition, salary reduction contributions to any cafeteria plan, tax sheltered annuity, SEP or 401(k) Plan will be included as compensation for Plan purposes.

         Your compensation will be recognized for benefit purposes from your date of entry into the Plan.

         For Plan Years beginning in 1994, the Plan, by law, cannot recognize compensation in excess of $150,000. This amount will be adjusted in future years for cost of living increases. It will also be applied to certain highly compensated employees and their family members as if they were a single participant. If you or a member of your family may be affected by this rule, ask your Administrator for further details.

5.       Forfeitures

         Forfeitures are created when participants terminate employment before becoming entitled to their full benefits under the Plan. Your account may grow from the forfeitures of other participants. Forfeitures will be "allocated" or divided among participants eligible to share for a Plan Year. However, a portion of forfeited amounts will be used to reduce your Employer's contributions to the Plan.

6.       Transfers From Qualified Plans (Rollovers)

         At the discretion of the Administrator, you may be permitted to deposit into your Plan distributions you have received from other plans. Such a deposit is called a "rollover" and may result in tax savings to you. You should consult qualified counsel to determine if a rollover is in your best interest.

         Your rollover will be placed in a separate account called a "participant's rollover account." The Administrator may establish rules for investment.

         You will always be 100% vested in your "rollover account." This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses. If the Trustee invested this money and there was a gain, the balance in your account would increase. Of course, if there was a loss from an investment, the balance in your account would decrease.

                                       V

                            BENEFITS UNDER YOUR PLAN

1.       Distribution of Benefits Upon Normal Retirement

         Your Normal Retirement Date is the Anniversary Date coinciding with or next following your 65th birthday (Normal Retirement Age).

         At your Normal Retirement Age, you will be entitled to 100% of your account balance. Payment of your benefits will begin as soon as practicable following your Normal Retirement Date.

2.       Distribution of Benefits Upon Late Retirement

         You may remain employed past your Plan's Normal Retirement Date and retire instead on your Late Retirement Date. Your Late Retirement Date is the Anniversary Date coinciding with or next following the date you choose to retire, after first having reached your Normal Retirement Date. On your Late Retirement Date, you will be entitled to 100% of your account balance. Actual benefit payments will begin as soon as practicable following your Late Retirement Date.

3.       Distribution of Benefits Upon Death

         Your beneficiary will be entitled to 100% of your account balance upon your death and 50% of such account balance is the "spouse's death benefit."

         If you are married at the time of your death, your spouse will be the beneficiary of the "spouse's death benefit," which will be equal in value to 50% of your account balance as of your date of death. You may elect in writing, on a form to be furnished to you by the Administrator, a beneficiary for the "spouse's death benefit" other than your spouse. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE "SPOUSE'S DEATH BENEFIT." YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

         If no valid waiver is in effect, the "spouse's death benefit" payable to your spouse will be in the form of a survivor annuity, that is, periodic payments over the life of your spouse. Your spouse may direct that payments begin within a reasonable period of time after your death. The size of the monthly payments will depend on the value of your account at the time of your death. The death benefit may also be distributed in a single lump sum, provided your spouse consents in writing to this alternative form.

         Generally, the period during which you and your spouse may waive this survivor annuity begins as of the first day of the Plan Year in which you reach age 35 and ends when you die. The Administrator must provide you with a detailed explanation of the survivor annuity. This explanation must be given to you during the period of time beginning on the first day of the Plan Year in which you reach age 32 and ending on the first day of the Plan Year in which you reach age 35.

         It is, therefore, important that you inform the Administrator when you reach age 32 so that you may receive this information.

         If, however,

                  (a) your spouse has validly waived any right to the death benefit in the manner outlined above,

                  (b)      your spouse cannot be located; or

                  (c)      you are not married at the time of your death,

then the "spouse's death benefit" will be paid to the beneficiary of your own choosing in a single lump sum. You may designate the beneficiary on a form to be supplied to you by the Administrator. If you change your designation, your spouse must again consent to the change. Also, since the death benefit upon your death is your entire account balance, you may, at all times, designate the beneficiary for amounts in excess of the "spouse's death benefit" without your spouse's consent.

         Under a special rule, you and your spouse may waive the survivor annuity form of payment any time before you reach age 35. However, any waiver will become invalid at the beginning of the Plan Year in which you reach age 35, and you and your spouse will be required to make another waiver.

         Regardless of the method of distribution selected, your entire death benefit must be paid to your beneficiaries within five years after your death.

         Since your spouse participates in these elections and has certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

4.       Distribution of Benefits Upon Disability

         Under your Plan, disability is defined as a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders you incapable of continuing any gainful occupation with your Employer. Your disability will be determined by a licensed physician chosen by the Administrator. However, if your condition constitutes total disability under the federal Social Security Act, then the Administrator may deem that you are disabled for purposes of the Plan.

         If you become disabled while a participant, you will be entitled to 100% of your account balance. Payment of your disability benefits will be made to you as if you had retired. (See the Section in this Article entitled "Benefit Payment Options.")

5.       Distribution of Benefits Upon Termination of Employment

         Your Plan is designed to encourage you to stay with your Employer until retirement. Payment of your account balance under your Plan is generally only available upon your death, disability or retirement.

         If your employment terminates for reasons other than those listed above, you will be entitled to receive only your "vested percentage" of your account balance and the remainder of your account will be forfeited. Only contributions made by your Employer are subject to forfeiture. (See the Section in this Article entitled "Vesting in Your Plan.")

         Distributions may be made at the participant's election on or after the anniversary date of semi-annual anniversary date following the date of termination.

         If your vested benefit under the Plan at the time of any prior distribution exceeded $3,500 or currently exceeds $3,500, you (and your spouse, if you are married) must give written consent before the distribution may be made. Also, if you want the distribution to be in a form other than an annuity payment, you and your spouse must first waive the annuity form of payment. Amounts of $3,500 or less will be distributed early without the need for consent. (See the Section in this Article entitled "Benefit Payment Options" for a further explanation of how benefits are paid from the Plan.)

         Under the Plan's administrative procedures, if the value of your vested account is zero, any non-vested account balance will be forfeited immediately.

6.       Vesting in Your Plan

         Your "vested percentage" in your account is determined under the following schedule and is based on vesting Years of Service. You will always, however, be 100% vested upon your Normal Retirement Age. (See the Section in this Article entitled "Distribution of Benefits Upon Normal Retirement.")

                                   Vesting Schedule
              Years of Service                               Percentage

                      2                                          20 %
                      3                                          40 %
                      4                                          60 %
                      5                                          80 %
                      6                                         100 %

         Regardless of this vesting schedule, you are always 100% vested in your salary reduction amounts contributed to the Plan.

         Your vested percentage will not be less than your vested percentage under the Plan before this amendment and restatement.

7.       Benefit Payment Options

         There are various methods by which benefits may be distributed to you from your Plan. The method depends on your marital status, as well as the elections you and your spouse make. All methods of distribution, however, have equivalent values. The rules under this Section apply to all distributions you will receive from the Plan, whether by reason of retirement, termination, or any other event which may result in a distribution of benefits.

         If you are married on the date your benefits are to begin, you will automatically receive a joint and 50% survivor annuity, unless you otherwise elect. This means that if you die and are survived by a spouse, your spouse will receive a monthly benefit for the remainder of his life equal to 50% of the benefit you were receiving at the time of your death. You may elect a joint and 75% or 100% survivor annuity instead of the standard joint and 50% survivor annuity. It should be noted that a joint and survivor annuity may provide a lower monthly benefit than other forms of payment. You should consult qualified tax counsel before making such election.

         If you are not married on the date your benefits are to begin, you will automatically receive a life annuity, which means you will receive payments for as long as you live.

         You may, however, elect to waive these forms of payment, subject to the following rules.

         When you are about to receive any distribution, the Administrator will explain the joint and survivor annuity or the life annuity to you in greater detail. You will be given the option of waiving the joint and survivor annuity or the life annuity form of payment during the 90-day period before the annuity is to begin. IF YOU ARE MARRIED, YOUR SPOUSE MUST IRREVOCABLY CONSENT IN WRITING TO THE WAIVER IN THE PRESENCE OF A NOTARY OR A PLAN REPRESENTATIVE. You may revoke any waiver. The Administrator will provide you with forms to make these elections. Since your spouse participates in these elections, you must immediately inform the Administrator of any change in your marital status.

         If you and your spouse elect not to take a joint and survivor annuity, or if you are not married when your benefits are scheduled to begin and have elected not to take a life annuity, you may elect to receive your benefits in one lump-sum payment in cash or in property.

         Regardless of the form of payment you receive, its value to you will be the same value as each alternative form of payment.

         GENERALLY, WHENEVER A DISTRIBUTION IS TO BE MADE TO YOU ON OR BEFORE AN ANNIVERSARY DATE, IT MAY BE POSTPONED BY THE PLAN FOR A PERIOD OF UP TO 180 DAYS, FOR ADMINISTRATIVE CONVENIENCE. HOWEVER, UNLESS YOU ELECT IN WRITING TO DEFER THE RECEIPT OF BENEFITS, NO DISTRIBUTION MAY BEGIN LATER THAN THE 60TH DAY AFTER THE CLOSE OF THE PLAN YEAR IN WHICH THE LATEST OF THE FOLLOWING EVENTS OCCURS:

                           (a) the date on which you reach the age of 65 or
                  your Normal Retirement Age;

                           (b) the 10th anniversary of the year in which you
                  became a participant in the Plan;

                           (c) the date you terminated employment with your
                  Employer.

         Regardless of whether you elect to delay the receipt of benefits, there are other rules which generally require minimum payments to begin no later than the April 1st following the year in which you reach age 70 1/2.
You should see the Administrator if you feel you may be affected by this rule.

8.       Treatment of Distributions From Your Plan

         Whenever you receive a distribution from your Plan, it will normally be subject to income taxes. You may, however, reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

                  (a) The rollover of all or a portion of the distribution to an Individual Retirement Account (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to roll over all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

                  (b) You may request that a direct transfer of all or a portion of your distribution amount be made to either an Individual Retirement Account (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes. If you decide to directly transfer all or a portion of your distribution amount, you (and your spouse, if you are married) must first waive the annuity form of payment. (See the Section in this Article entitled "Benefit Payment Options" for a further explanation of this waiver requirement.)

                  (c) The election of favorable income tax treatment under "10-year forward averaging," "5-year forward averaging" or, if you qualify, "capital gains" method of taxation.

         WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY
COMPLEX.  YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

9.       Domestic Relations Order

         As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

         There is an exception, however, to this general rule. The Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments. The Administrator must honor a "qualified domestic relations order." A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

10.      Pension Benefit Guaranty Corporation

         Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.

                                       VI

                             YEAR OF SERVICE RULES

1.       Year of Service and Hour of Service

         The term "Year of Service" is used throughout this Summary Plan Description and throughout your Plan. A Year of Service for eligibility purposes is defined as follows:

         You will have completed a Year of Service if, at the end of your first twelve consecutive months of employment with your Employer, you have been credited with 1000 Hours of Service.

         If you have not been credited with 1000 Hours of Service by the end of your first twelve consecutive months of employment, you will have completed a Year of Service at the end of any following Plan Year during which you were credited with 1000 Hours of Service.

         You will have completed a Year of Service for vesting purposes if you are credited with 1000 Hours of Service during a Plan Year, even if you were not employed on the first or last day of the Plan Year.

         You will have completed a Year of Service for purposes of sharing in Employer contributions if you are credited with 1000 Hours of Service during a Plan Year.

         Also, for the purposes of the Plan, your Years of Service with Melita Electronic Labs, Inc. / Melita Europe, Ltd. will be recognized.

         An "Hour of Service" has a special meaning for Plan purposes. You will be credited with an Hour of Service for:

                  (a) each hour for which you are directly or indirectly compensated by your Employer for the performance of duties during the Plan Year;

                  (b) each hour for which you are directly or indirectly compensated by your Employer for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty, jury duty or leave of absence during the Plan Year); and

                  (c) each hour for back pay awarded or agreed to by your Employer.

         You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

2.       1-Year Break in Service

         A 1-Year Break in Service is a computation period during which you have not completed more than 500 Hours of Service with your Employer.

         A 1-Year Break in Service does NOT occur, however, in the computation period in which you enter or leave the Plan for reasons of:

                  (a) an authorized leave of absence;

                  (b) certain maternity or paternity absences.

         The Administrator will be required to credit you with Hours of Service for a maternity or paternity absence. These are absences taken on account of pregnancy, birth, or adoption of your child. No more than 501 Hours of Service will be credited for this purpose and these Hours of Service will be credited solely to avoid your incurring a 1-Year Break in Service. The Administrator may require you to furnish proof that your absence qualifies as a maternity or paternity absence.

         These break in service rules may be illustrated by the following examples:

         Employee A works 300 hours in a Plan Year. At the end of the Plan Year, Employee A will have a 1-Year Break in Service because she has worked less than 501 hours in a Plan Year. Employee B works 300 hours in a Plan Year and takes an authorized leave of absence for which he is credited with an additional 250 hours. Employee B will NOT have a 1-Year Break in Service because he is credited with more than 500 hours in a Plan Year.

         If you are reemployed after a 1-Year Break in Service and were vested in any portion of your account derived from Employer contributions, you will receive credit for all Years of Service credited to you before your 1-Year Break in Service.

         If you do not have a "vested interest" in the Employer contributions allocated to your account when you terminate your employment, you will lose credit for your pre-break Years of Service when your consecutive 1-Year Breaks in Service equal or exceed the greater of 5 years, or your pre-break Years of Service. For example:

         Employee B terminated employment on January 1, 2000 with 2 Years of Service. Employee B was not vested at the time of his termination of employment. Employee B returns to work on January 1, 2003. Employee B will be credited with his 2 pre-break Years of Service because his period of termination (3 years) did not exceed 5 years.

                                      VII

                         YOUR PLAN'S "TOP HEAVY RULES"

1.       Explanation of "Top Heavy Rules"

         A 401(k) Profit Sharing Plan that primarily benefits "key employees" is called a "top heavy plan." Key employees are certain owners or officers of your Employer. A Plan is a "top heavy plan" when more than 60% of the contributions or benefits have been allocated to key employees.

         Each year, the Administrator is responsible for determining whether your Plan is a "top heavy plan."

         If your Plan becomes top heavy in any Plan Year, then non-key employees will be entitled to certain "top heavy minimum benefits," and other special rules will apply. Among these top heavy rules are the following:

                  (a) Your Employer may be required to make a contribution equal to 3% of your compensation to your account;

                  (b) If you are a participant in more than one Plan, you may not be entitled to minimum benefits under both Plans.


                                      VIII

                    CLAIMS BY PARTICIPANTS AND BENEFICIARIES

         Benefits will be paid to participants and their beneficiaries without the necessity of formal claims. You or your beneficiaries, however, may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing, and it should be made to the Administrator. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN.")

         Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will furnish you with a written notice of this denial. This written notice must be provided to you within a reasonable period of time (generally 90 days) after the receipt of your claim by the Administrator. The written notice must contain the following information:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to those Plan provisions on which the denial is based;

                  (c) a description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary; and

                  (d) appropriate information as to the steps to be taken if you or your beneficiary wishes to submit your claim for review.

         If notice of the denial of a claim is not furnished to you in accordance with the above within a reasonable period of time, your claim will be deemed denied. You will then be permitted to proceed to the review stage described in the following paragraphs.

         If your claim has been denied, and you wish to submit your claim for review, you must follow the Claims Review Procedure.

1.       The Claims Review Procedure

                  (a) Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.

                  (b) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS OR, IF NO WRITTEN DENIAL OF YOUR CLAIM WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

                  (c) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

                  (d) Your claim for review must be given a full and fair review. If your claim is denied, the Administrator must provide you with written notice of this denial within 60 days after the Administrator's receipt of your written claim for review. There may be times when this 60-day period may be extended. This extension may only be made, however, where there are special circumstances which are communicated to you in writing within the 60-day period. If there is an extension, a decision will be made as soon as possible, but not later than 120 days after receipt by the Administrator of your claim for review.

                  (e) The Administrator's decision on your claim for review will be communicated to you in writing and will include specific references to the pertinent Plan provisions on which the decision was based.

                  (f) If the Administrator's decision on review is not furnished to you within the time limitations described above, your claim will be deemed denied on review.

                  (g) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. If you have any questions regarding the proper person or entity to address claims, you should ask the Administrator.

                                       IX

                           STATEMENT OF ERISA RIGHTS

1.       Explanation of Your ERISA Rights

         As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, also called ERISA. ERISA provides that all Plan participants are entitled to:

                  (a) examine, without charge, all Plan documents,
                      including:

                      (1) insurance contracts;

                      (2) collective bargaining agreements; and

                      (3) copies of all documents filed by the Plan with
                  the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

                  This examination may take place at the Administrator's office and at other specified employment locations of the Employer. (See the Article in this Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN");

                  (b) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

                  (c) receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report;

                  (d) obtain a statement telling you whether you have a right to receive a retirement benefit at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will tell you how many years you have to work to get a right to a retirement benefit. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Administrator review and reconsider your claim. (See the Article in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $100.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

         If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

         If the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

         If you have any questions about this statement, or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                                       X

                     AMENDMENT AND TERMINATION OF YOUR PLAN

1.       Amendment

         Your Employer has the right to amend your Plan at any time. In no event, however, will any amendment:

                  (a) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries; or

                  (b) cause any reduction in the amount credited to your account; or

                  (c) cause any part of your Plan assets to revert to the Employer.

2.       Termination

         Your Employer has the right to terminate the Plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested.

                        MELITA INTERNATIONAL CORPORATION

                           401(k) PROFIT SHARING PLAN

                       SUMMARY OF MATERIAL MODIFICATIONS

                                       I.

                                  INTRODUCTION

         MELITA INTERNATIONAL CORPORATION has amended your 401(k) Profit Sharing Plan effective January 1, 1996. The purpose of this amendment is to add a loan provision and change the requirements for eligibility.

         This is merely a summary of the important changes to the Plan. If you have any questions, contact your Plan's Administrator. A copy of the Plan, including this amendment, is available for your inspection. If there is any discrepancy between the terms of the Plan and this Summary of Material Modifications, the provisions of the Plan will control.

                                      II.

                               SUMMARY OF CHANGES

                            Eligibility Requirements

         You will be eligible to participate in the Plan if you have completed 1/2 Year of Service.

                               Loan Requirements

1.       LOAN REQUIREMENTS

         There are various rules and requirements that apply for any loan. These rules are outlined in this Section. In addition, your Employer has established a written loan program which explains these requirements in more detail. You can request a copy of the loan program from the Administrator. Generally, the rules for loans include the following:

         (a) Loans must be made available to all participants and their beneficiaries on a uniform and non-discriminatory basis.

         (b) All loans must be adequately secured. You may use up to one-half (1/2) of your vested account balance under the Plan as security for the loan. If more security is required, your principal residence may be used, if permitted by State law. The Plan may also require that repayments on the loan obligation be by payroll deduction.

         (c) All loans must bear a reasonable rate of interest. The interest rate must be one a bank or other professional lender would charge for making a loan in a similar circumstance.

         (d) All loan must have a definite repayment period which provides for payments to be made not less frequently than quarterly and for the loan to be amortized on a level basis over a reasonable period of time, not to exceed five (5) years. However, if you use the loan to acquire your principal residence, you may repay the loan over a reasonable period of time that may be longer than five (5) years.

         (e) All loans will be considered a directed investment from your account under the Plan. All payments of principal and interest by you on a loan will be credited to your account.

         (f) The amount the Plan may loan to you is limited by rules under the Internal Revenue Code. All loans, when added to the outstanding balance of all other loans from the Plan, will be limited to the lesser of:

             (1) $50,000 reduced by the excess, if any, of your highest outstanding balance of loans from the Plan during the one-year period prior to the date of the loan over your current outstanding balance of loans; or

             (2) 1/2 of your vested account balance.

             The $50,000 limit stated in (1) above will not be reduced for loans made on or before December 31, 1986.

             Also, no loan in an amount less than $1,000 will be made.

         (g) Your spouse must consent to any loan before it can be made if you use your vested interest as security for the loan. This rule only applies if the vested interest used as security exceeds $3,500.

         (h) Loans will only be granted if you incur a financial hardship or have a specified financial need. For this purpose, if you or a member of your immediate family incur significant health expenses or a loss of income due to illness, disability or death, you may apply for a loan. Your Employer may also grant loans to help you establish your principal residence or to pay for a college education, including graduate studies, for you or your dependents.

         (i) If you fail to make payments when they are due under the loan, you will be considered to be "in default". The Trustee would then have authority to take all reasonable actions to collect the balance owing on the loan. This could include filing a lawsuit or foreclosing on the security for the loan. Under certain circumstances, a loan that is in default may be considered a distribution from the Plan, and could result in taxable income to you. In any event, your failure to repay a loan will reduce the benefit you would otherwise be entitled to from the Plan.

         (j) Loans will not be made to any "Shareholder-employees" unless exemptions for such loans are obtained from the Department of Labor. A shareholder-employee is a participant who owns more than 5% of your Employer's outstanding capital stock during any year in which your Employer elects to be taxed as a small business corporation.

                        MELITA INTERNATIONAL CORPORATION
                           401(K) PROFIT SHARING PLAN

                            PARTICIPANT LOAN PROGRAM

MELITA INTERNATIONAL CORPORATION 401(k) PROFIT SHARING PLAN permits loans to be made to Participants and their beneficiaries. However, before any loan is made, the Plan requires that a written loan program be established which sets forth the rules and guidelines for making Participant loans. This document shall serve as the required written loan program. In addition, the Administrator may use this document to serve as, or supplement, any required notice of the loan program to Participants and their beneficiaries. All references to Participants in this loan program shall include Participants and their Beneficiaries who are "parties in interest" as defined by Act Section 3(14).

         1. The Administrator of the Plan is authorized to administer the Participant loan program. All applications for loans shall be made by a Participant to the Administrator on forms which the Administrator will make available for such purpose.

         2. All loan applications shall be considered by the Administrator within a reasonable time after the Participant makes formal application. The Participant shall also be required to provide such supporting information deemed necessary by the Administrator. This may include a financial statement, tax returns and such other financial information which the Administrator may consider necessary and appropriate to determine whether a loan should be granted. Furthermore, the Participant shall authorize the Administrator to obtain a credit report on the Participant.

         3. The Administrator shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant. Such criteria shall include, but not be limited to, the creditworthiness of the Participant and his general ability to repay the loan, the period of time such Participant has been employed by the Employer, whether adequate security has been provided for the loan, and whether the Participant agrees, as a condition for receiving the loan, to make repayments through direct, after-tax payroll deduction.

         4. With regard to any loan made pursuant to this program, the following rule(s) and limitation(s) shall apply, in addition to such other requirements set forth in the Plan:

                 (i)     Loans shall only be granted from salary reductions.

                 (ii) No loan in an amount less than $1,000 shall be granted to any Participant.

                 (iii) No loan shall be granted to any Participant having a loan currently outstanding from the Plan.

                 (iv) Loans shall only be granted in the event of a Participant's hardship or for the purpose of enabling a Participant to meet certain specified financial situations. For this purpose, a loan shall be authorized in the event of significant health expenses or loss of income resulting from a prolonged illness or disability of the Participant, loss of income or significant health expenses resulting from a prolonged illness, disability or death in the Participant's immediate family, establishing the principal residence of the Participant, or for paying for a college education (including graduate studies) for the Participant or his dependents. The Administrator shall determine whether a Participant qualifies for a loan under this paragraph.

                 (iv) All loans made pursuant to this program shall be considered a directed investment from the account(s) of the Participant maintained under the Plan. As such, all payments of principal and interest made by the Participant shall be credited only to the account(s) of such Participant.

         5. Any loan granted or renewed under this program shall bear a reasonable rate of interest. In determining such rate of interest, the Plan shall require a rate of return commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money. Such prevailing interest rate standard shall permit the Administrator to consider factors pertaining to the opportunity for gain and risk of loss that a professional lender would consider on a similar arms-length transaction, such as the creditworthiness of the Participant and the security given for the loan. Therefore, in establishing the rate of interest, the Administrator shall conduct a reasonable and prudent inquiry with professional lenders in the same geographic locale where the Participant and Employer reside to determine such prevailing interest rate for loans under like circumstances.

         6. The Plan shall require that adequate security be provided by the Participant before a loan is granted. For this purpose, the Plan shall consider a Participant's interest under the Plan to be adequate security. However, in no event shall more than 50% of a Participant's vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan. Generally, it shall be the policy of the Plan not to make loans which require security other than the Participant's vested interest in the Plan. However, if additional security is necessary to adequately secure the loan, then the Administrator shall require that such security be provided before the loan will be granted. For this purpose, the Participant's principal residence may serve as additional security.

         7. All loans must have a definite repayment period which provides for payments to be made not less frequently than quarterly, and for the loan to be amortized on a level basis over a reasonable period of time, not to exceed five (5) years. However, if the Participant uses the loan to acquire his/her principal residence, they may repay the loan over a reasonable period of time that may be longer than five
         (5) years.

         8. Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Trustee shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Trustee deems necessary and advisable. However, the Trustee shall not be required to commence such actions immediately upon a default. Instead, the Trustee may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Trustee may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Trustee and the Administrator may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

         9. Upon satisfaction of the criteria established for granting a loan, the Administrator shall inform the Trustee that the Participant has qualified to receive a loan under the Plan's program. The
         Trustee shall review the determination made by the Administrator (including the prevailing interest rate which has been set for the loan) and, if it determines that such loan would be a prudent investment for the Plan, applying such fiduciary standards required by ERISA, the Trustee may grant the loan request. In making such determination, the Trustee may consider the liquidity of the Plan assets available for loans. The Trustee shall then require that the Participant execute all documents necessary to establish the loan, including a promissory note and such other documents which will provide the Plan with adequate security.

         10. The loan set-up and origination fee is the sole responsibility of the Participant. The fee is set up as $150.00 per loan.

Adopted this 2nd day of May, 1996. The loan program may be amended from time to time.


EMPLOYER:


/s/ Alexksander Szlam, CEO
----------------------------------




TRUSTEE:



/s/ Alexksander Szlam
----------------------------------



TRUSTEE:



/s/ Hamlina Szlam
----------------------------------



ADMINISTRATOR:



/s/ Alexksander Szlam
----------------------------------